UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8--K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of The Securities Act of 1934

                       April 23, 2009 (February 20, 2009)
                Date of report (date of earliest event reported):


                                   NNRF, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                        000-49876                 98-0216309
(State or other jurisdiction           (Commission             (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)

         1574 Gulf Road #242
          Point Roberts, WA                                         98281
(Address of principal executive offices)                          (Zip Code)

                                 (604) 943-0706
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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NNRF, Inc. (" WE " , " OUR COMPANY " or " NNRF ") files this report on Form 8-K to report the following transactions or events:

                SECTION 5 -- CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN PRINCIPAL OFFICERS; ELECTION OF
           DIRECTORS; APPOINTMENT OF CERTAIN PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN PRINCIPAL OFFICERS

On February 20, 2009, Lawrence McQuade resigned as a director of NNRF. Mr. McQuade stated that his decision to resign was based upon his inability to devote sufficient time and energy to NNRF's affairs in view of substantially increased demands on his time.

On February 20, 2009, J. Holt Smith resigned as President & Director of NNRF. Mr. Smith stated that his decision to resign was based upon his inability to devote sufficient time and energy to NNRF's affairs in view of substantially increased demands on his time.

On February 20, 2009, NNRF appointed Mr. Kevin H. Kading, as director and Chairman of the Board.

On February 20, 2009, NNRF appointed Mr. Lawrence Adams as Corporate Secretary.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Point Roberts, WA, this 23rd day of April 2009.

                                       NNRF, INC.,
                                       a Nevada corporation


                                       By: /s/ Kevin H. Kading
                                          --------------------------------------
                                          Kevin H. Kading
                                          Chairman of the Board


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